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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated April 25, 1997 accompanying the consolidated financial statements and schedule of Snelling and Snelling, Inc. and our report dated August 15, 1997 accompanying the financial statements of B.A.T. Group contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Dallas, Texas

November 21, 1997